As filed with the Securities and Exchange Commission on April 30, 2021

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

New York City REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	46-4380248
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

650 Fifth Avenue, 30th Floor, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e),, check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  N/A

Securities to be registered pursuant to Section 12(g) of the Act: Class B Common Stock, $0.01 par value per share

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Class B Common Stock, $0.01 par value per share, of New York City REIT, Inc. (the “Registrant”) set forth in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission on March 29, 2021 (File No. 001-39448), is incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description

3.1 (1)	Articles of Amendment and Restatement
3.2 (1)	Amended and Restated Bylaws of New York City REIT, Inc.
3.3 (2)	Amendment to Amended and Restated Bylaws of New York City REIT, Inc.
3.4 (3)	Articles of Amendment relating to reverse stock split
3.5 (3)	Articles of Amendment relating to par value decrease and common stock name change
3.6 (3)	Articles Supplementary classifying and designating Class B common stock
3.7 (4)	Articles Supplementary classifying and designating Series A Preferred Stock
4.1 (4)	Amended and Restated Agreement of Limited Partnership of New York City Operating Partnership, L.P., dated as of August 18, 2020
4.2 (4)	Amended and Restated Distribution Reinvestment Plan of New York City REIT, Inc.
4.3 (4)	Amended and Restated Rights Agreement, dated as of August 17, 2020, between New York City REIT, Inc. and Computershare Trust
99.1 (5)	Certificate of Notice of New York City REIT, Inc. filed with the State Department of Assessments and Taxation of Maryland on February 26, 2021

(1)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2018.
(2)	Filed as an exhibit to the Registrant’s Form 8-K filed with the SEC on May 19, 2020.
(3)	Filed as an exhibit to the Registrant’s Form 8-K filed with the SEC on August 5, 2020.
(4)	Filed as an exhibit to the Registrant’s Form 8-K filed with the SEC on August 18, 2020.
(5)	Filed as an exhibit to the Registrant’s Form 8-K filed with the SEC on February 26, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 30, 2021	NEW YORK CITY REIT, INC.

	By:	/s/ Edward M. Weil, Jr.
	Name:	Edward M. Weil, Jr.
	Title:	Chief Executive Officer, President, and Secretary